SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on March 4, 2008 (the “Original 8-K”) by Magna Entertainment Corporation (the “Registrant”) to correct an typographical error in Exhibit 99.1.

Item 2.02               Results of Operations and Financial Condition.

The text of the press release issued by the Registrant and attached as Exhibit 99.1 to the Original 8-K in which the Registrant announced its unaudited financial results for the fourth quarter and year ended December 31, 2007 included a typographical error in Note 15(a)(i) to the Registrant’s Unaudited Consolidated Financial Statements regarding “Transactions with Related Parties — Bridge Loan” on page 22.  The second sentence of such note is amended and restated to provide that: “The bridge loan matures on May 31, 2008, is non-revolving and bears interest at a rate of LIBOR plus 10.0% per annum, which increased to LIBOR plus 11.0% on December 31, 2007.”  Item 2.02 and Exhibit 99.1 to Item 9.01 incorporated by reference into Item 2.02 of the Original 8-K are amended hereby.  With the exception of the typographical correction described above, the Original 8-K is not amended hereby.

Such typographical error did not appear in the text of the press release issued by the Registrant on February 29, 2008 or in the Registrant’s Consolidated Financial Statements included with its Annual Report on Form 10-K for the year ending December 31, 2007, filed on March 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

March 20, 2008	by:	/s/William G. Ford
William G. Ford
Corporate Secretary